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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                                 Date of Report
                                  May 10, 1999



                        VOICESTREAM WIRELESS CORPORATION
            --------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                                    Delaware
            --------------------------------------------------------
                (State or Other Jurisdiction of Incorporation)




             000-25441                            91-1956183
   -----------------------------      ---------------------------------------
     (Commission File Number)            (IRS Employer Identification No.)


                        3650 131st Avenue SE, Suite 400
                              Bellevue, WA 98006
                 ----------------------------------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)

      Registrant's telephone number, including area code:  (425) 586-8700
                                                           --------------


_____________________________________________________________________________
         (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. OTHER EVENTS

On May 10, 1999, VoiceStream Wireless Corporation issued the following press release:


FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION CONTACT:
Investment Community:                           Media:
Ken Prussing                                    John Snyder
VoiceStream Wireless Corporation                Snyder Buscher Group
(425) 586-8072                                  (206) 652-9704
ken.prussing@VoiceStream.com                    jsnyder@sbgir.com
www.voicestream.com


      VOICESTREAM WIRELESS ANNOUNCES FIRST QUARTER 1999 FINANCIAL RESULTS
 - 94,900 NEW SUBSCRIBERS - 164 PERCENT GROWTH OVER THE FIRST QUARTER OF 1998 -

     BELLEVUE, Wash. (May 10, 1999) -  VoiceStream Wireless Corporation (NASDAQ:
VSTR), a leading provider of personal communications services, announced today its financial and operating results for the first quarter ended March 31, 1999.

     "VoiceStream Wireless continues to set the pace for fast growth and constantly improving financial performance," said John Stanton, chairman and chief executive officer of VoiceStream Wireless. "We launched our Seattle system with a visit by our celebrity spokesperson Jamie Lee Curtis during the first quarter. For the employees of VoiceStream it has been exciting to launch the "Get More" campaign in our home market. While adding 94,900 subscribers during the quarter, VoiceStream continued to grow its service revenues, with a year over year increase of over 145 percent for the first quarter."

     "On May 3, 1999, VoiceStream Wireless was spun-off by Western Wireless in a tax free distribution" continued Stanton. "We are excited about the opportunities that are available to VoiceStream. The team at VoiceStream would like to thank the team at Western Wireless for their help in getting ready to be an important player in the telecommunications industry."

     VoiceStream Wireless subscribers increased by 94,900 during the quarter ending March 31, 1999, a 164 percent increase in growth over the same quarter in 1998. VoiceStream service revenues for the first quarter of 1999 were $55.9 million, a 145 percent increase from the same


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quarter a year ago. The VoiceStream EBITDA (operating income before depreciation and amortization) loss for the quarter was $31.7 million. EBITDA before marketing expenses (including the net loss on equipment sales) for the quarter ended March 31, 1999 was $17.6 million.

     VoiceStream Wireless had a net loss of $77.2 million, a loss of $0.81 per share (95,541,600 weighted average common shares) for the quarter ended March 31, 1999, compared to a loss of $64.3 million, a loss of $0.75 per share, for the first quarter of 1998. VoiceStream capital expenditures were $62.2 million for the quarter, which includes expenditures for the Seattle launch.

     Based in Bellevue, Wash., VoiceStream Wireless Corp. is a leading provider of wireless communications services in the western United States. VoiceStream Wireless provides personal communications service using the globally dominant GSM technology in eleven U.S. markets. In conjunction with joint ventures, VoiceStream provides PCS service in four additional markets.



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                        VOICESTREAM WIRELESS CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Dollars in thousands)
                                   (Unaudited)

                                                                                        Three months ended March 31,
                                                                                  ---------------------------------------
                                                                                      1999                       1998
                                                                                  ------------               ------------
Revenues:
  Subscriber revenues                                                             $     54,150               $     22,143
  Roamer revenues                                                                        1,742                        644
  Equipment revenues                                                                    10,919                      7,096
                                                                                  ------------               ------------
      Total revenues                                                                    66,811                     29,883
                                                                                  ------------               ------------

Operating expenses:
  Cost of service                                                                       16,868                     11,122
  Cost of equipment sales                                                               25,246                     14,477
  General and administrative                                                            21,392                     18,177
  Sales and marketing                                                                   35,022                     14,341
  Depreciation and amortization                                                         25,764                     19,999
                                                                                  ------------               ------------
      Total operating expenses                                                         124,292                     78,116
                                                                                  ------------               ------------

Operating loss                                                                         (57,481)                   (48,233)
                                                                                  ------------               ------------

Other income (expense):
  Interest and financing expense, net                                                  (11,605)                   (11,167)
  Equity in net loss of unconsolidated affiliates                                      (10,710)                    (7,078)
  Interest income and other, net                                                         2,610                      2,177
                                                                                  ------------               ------------
      Total other income (expense)                                                     (19,705)                   (16,068)
                                                                                  ------------               ------------

         Net loss                                                                 $    (77,186)              $    (64,301)
                                                                                  ============               ============

Basic and diluted loss per common share                                           $      (0.81)              $      (0.75)
                                                                                  ============               ============

Weighted average common shares used in computing
   basic and diluted loss per common share                                          95,541,600                 85,614,000
                                                                                  ============               ============

Supplemental data:
      EBITDA (operating income before depreciation and amortization)              $    (31,717)              $    (28,234)
                                                                                  ============               ============

      Ending Subscribers                                                               417,300                    164,600
                                                                                  ============               ============



                                        -
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             VOICESTREAM WIRELESS CORPORATION

                                             Dated:  May 10, 1999

                                             By   /s/ Alan R. Bender
                                                 ----------------
                                                 Alan R. Bender
                                                 Executive Vice President,
                                                 General Counsel and Secretary